CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Galtech Semiconductor Materials, Inc., and subsidiaries (the “Company”) on Form 10-KSB for the fiscal year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edward Bloom, Secretary/Treasurer and Director of the Company certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects,

the financial condition and result of operations of the Company.

Date: 02/27/2007	By: /s/ Edward Bloom
Edward Bloom
Secretary/Treasurer and Director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.